UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported)     JUNE 1, 2005


                        EMMIS COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     INDIANA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


              0-23264                                     35-1542018
--------------------------------------------------------------------------------
     (Commission File Number)                 (IRS Employer Identification No.)


   ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
     SUITE 700, INDIANPOLIS, INDIANA                         46204
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                                  317-266-0100
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   OTHER EVENTS

On June 1, 2005, Emmis Communications Corporation ("Emmis") issued a press release announcing that it had entered into settlement agreements (collectively, the "Settlement Agreements") with holders of more than 66?% of its outstanding Series A convertible preferred stock to settle its previously announced lawsuit concerning the anti-dilution provisions of its convertible preferred stock. The Settlement Agreements permit Emmis' previously announced "Dutch Auction" tender offer to purchase up to 20,250,000 shares of its Class A common stock at a price per share not less than $17.25 and not greater than $19.75 to proceed. The expiration time for the "Dutch Auction" tender offer remains 12:00 midnight, New York City time, June 13, 2005, unless extended by Emmis. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Under the terms of the Settlement Agreements, Emmis has agreed to call and hold a special meeting of Emmis' shareholders as promptly as practicable to vote on proposed amendments to the terms of the convertible preferred stock. The proposed amendments would change the terms of the convertible preferred stock so that (i) a special anti-dilution formula would apply to the "Dutch Auction" tender offer that would reduce the conversion price of the convertible preferred stock proportionately based on the aggregate consideration paid in the tender offer and (ii) an anti-dilution adjustment provision would apply to all other tender and exchange offers triggering an adjustment that is based on the aggregate consideration paid in such tender or exchange offer, Emmis' overall market capitalization and the market value of the Class A common stock determined over a 10-day trading period ending on the date immediately preceding the first public announcement of Emmis' intention to effect a tender or exchange offer. If the pending "Dutch Auction" tender offer is fully subscribed at the top end of the price range, the conversion price of the convertible preferred stock will be reduced from $39.0625 to $30.00 per share of its Class A common stock.

In addition, the proposed amendments would grant the holders of the convertible preferred stock the right to require Emmis to redeem all or a portion of their shares on the first anniversary after the occurrence of a going private transaction in which Jeffrey H. Smulyan, Emmis' largest shareholder, or his affiliates participate. The redemption price would be the liquidation preference per share plus accumulated, accrued and unpaid dividends.

Finally, Emmis agreed (i) to use commercially reasonable efforts to consummate the "Dutch Auction" tender offer on substantially the terms set forth in the offer to purchase dated May 16, 2005 and not to reduce the number of shares subject to, or change the price range of, the "Dutch Auction" tender offer and
(ii) to pay certain of the legal expenses of holders of the convertible preferred stock. In return, holders of the convertible preferred stock who are parties to the Settlement Agreements have agreed to vote their shares in favor of the proposed amendments.

Emmis plans to hold a special meeting of its shareholders at 10:00 am, Indianapolis time, on Monday, June 13, 2005 to consider the proposed amendments to the convertible preferred stock. The proposed amendments require the approval of (i) the holders of 66 2/3% of the convertible preferred stock, voting as a separate class, and (ii) the holders of Emmis' Class A Common Stock and Class B Common Stock, voting as a single class. Because of the lawsuit settlement and because Jeffrey H. Smulyan, the holder of common shares representing 48.9% of the combined voting power of Emmis' Common Stock, has informed Emmis that he intends to vote in favor of the proposed amendments, Emmis expects to obtain the requisite approvals.

Emmis will make certain technical changes to the offer to purchase and will file an amendment to its Schedule TO relating to its "Dutch Auction" tender offer. Among other changes, Emmis will replace the condition to the "Dutch Auction" tender offer relating to success in the convertible preferred stock lawsuit with a condition that the proposed amendments to the convertible preferred stock are approved by its shareholders.

Emmis also provided certain financial information in the press release that is being disseminated to Emmis' shareholders in connection with the "Dutch Auction" tender offer. All of this information was previously disclosed in either Emmis' Annual Report on Form 10-K for the year ended February 28, 2005 or its offer to purchase for the tender offer.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

       (c)   EXHIBITS


EXHIBIT      DESCRIPTION
-------      -----------

 99.1        Press release, dated June 1, 2005

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 1, 2005

                                      EMMIS COMMUNICATIONS CORPORATION



                                      By: /s/ J. Scott Enright
                                          --------------------------------
                                          Name:  J. Scott Enright
                                          Title: Vice President, Associate
                                                 General Counsel and Secretary

                                INDEX TO EXHIBITS


EXHIBIT         DESCRIPTION
-------         -----------

99.1            Press release, dated June 1, 2005